UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 30, 2007

A.G. EDWARDS, INC.

Delaware	001-08527	43-1288229
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction)		Identification Number)

One North Jefferson
St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 955-3000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On May 30, 2007, A.G. Edwards, Inc., a Delaware corporation (“A.G. Edwards”), Wachovia Corporation, a North Carolina corporation (“Wachovia”) and White Bird Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Wachovia (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), that provides, among other things, for A.G. Edwards to be merged with and into Merger Sub (the “Merger”). Upon consummation of the Merger, the separate existence of A.G. Edwards will cease, and Merger Sub will be the surviving company. The Merger has been approved by the Board of Directors of both A.G. Edwards and Wachovia.

     Under the terms of the Merger Agreement, each outstanding share of A.G. Edwards common stock will be converted into a right to receive 0.9844 shares of Wachovia common stock and $35.80 in cash.

     The Merger Agreement also provides that, in the Merger, each outstanding stock option issued by A.G. Edwards will convert at the completion of the Merger into an option to purchase solely shares of Wachovia common stock, otherwise on the same terms and conditions as were applicable prior to the Merger, except that the number of shares of Wachovia common stock underlying each such option and the exercise price will be adjusted based on an option exchange ratio of 1.6407. All outstanding restricted shares (and phantom stock) of A.G. Edwards common stock will be converted solely into restricted shares (or phantom shares) of Wachovia common stock based on the option exchange ratio.

     The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes, so that none of Wachovia, Merger Sub, A.G. Edwards or any of the A.G. Edwards stockholders generally will recognize any gain or loss in the transaction, except that A.G. Edwards stockholders will recognize gain to the extent of the cash portion of the merger consideration and with respect to cash received in lieu of fractional shares of Wachovia common stock.

     Completion of the Merger is subject to various conditions, including (a) adoption by the A.G. Edwards stockholders of the Merger Agreement; (b) receipt of requisite regulatory approvals, including approval of or notification to banking and securities regulatory authorities and the expiration or termination of the waiting period under the Hart-Scott-Rodino Act; (c) absence of any law or order prohibiting the completion of the Merger; (d) receipt of legal opinions as to the tax treatment of the Merger; (e) the listing on the New York Stock Exchange, Inc., subject to notice of issuance, of Wachovia’s common stock to be issued in the Merger; (f) subject to certain exceptions and subject to the material adverse effect standard included in the Merger Agreement, the accuracy of the representations and warranties of the other party; and (g) material compliance of the other party with its covenants.

     The Merger Agreement contains certain termination rights for the parties mutually and for each of A.G. Edwards and Wachovia and further provides that, in connection with the termination of the Merger Agreement under specified circumstances, A.G. Edwards may be required to pay Wachovia a cash termination fee of up to $270 million.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference. The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about A.G. Edwards, Wachovia, or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties of each of A.G. Edwards, on the one hand, and Wachovia and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purpose of allocating risk between A.G. Edwards, on the one hand, and Wachovia and Merger Sub, on the other hand. Accordingly, you should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about A.G. Edwards and Wachovia and their subsidiaries that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission.

Forward Looking Statements

     This filing contains certain forward-looking statements, including certain plans, expectations, goals, and projections with respect to each of Wachovia and A.G. Edwards and the combined company following the proposed merger between Wachovia and A.G. Edwards (the “Merger”), which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: (1) the risk that the businesses of Wachovia and A.G. Edwards, in connection with the Merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) the risk that expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; (3) the risk that revenues following the Merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the inability to obtain governmental approvals of the Merger on the proposed terms and schedule; (6) the failure of A.G. Edwards’ shareholders to approve the Merger; (7) the risk that the strength of the United States economy in general and the strength of the local economies in which Wachovia and/or A.G. Edwards conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia’s loan portfolio and allowance for loan losses; (8) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (9) potential or actual litigation; (10) inflation, interest rate, market and monetary fluctuations; and (11) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia’s and A.G. Edwards’ brokerage and capital markets activities. Additional factors that could cause

Wachovia’s and A.G. Edwards’ results to differ materially from those described in the forward-looking statements can be found in Wachovia’s and A.G. Edwards’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. All subsequent written and oral forward-looking statements concerning A.G. Edwards or the proposed Merger or other matters and attributable to Wachovia or A.G. Edwards or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia and A.G. Edwards do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this filing.

Additional Information

     The proposed Merger will be submitted to A.G. Edwards’ shareholders for their consideration. Wachovia will file a registration statement with the SEC, which will include a proxy statement/prospectus regarding the proposed Merger. A.G. Edwards’ shareholders and other investors are urged to read the registration statement and the proxy statement/prospectus when they become available, as well as any other relevant documents concerning the proposed Merger filed with the SEC (and any amendments or supplements to those documents), because they will contain important information. You will be able to obtain a free copy of the registration statement and the proxy statement/prospectus, as well as other filings containing information about Wachovia and A.G. Edwards, at the SEC’s website (http://www.sec.gov) and at the companies’ respective websites, www.wachovia.com and www.agedwards.com. Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Wachovia Corporation, Investor Relations, One Wachovia Center, 301 South College Street, Charlotte, NC 28288-0206, 704-383-0798; or to A.G. Edwards, Inc., Investor Relations, One North Jefferson Avenue, St. Louis, MO 63103, 314-955-3000.

     Wachovia and A.G. Edwards, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of A.G. Edwards in connection with the proposed Merger. Information about the directors and executive officers of Wachovia is set forth in the proxy statement for Wachovia’s 2007 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 9, 2007. Information about the directors and executive officers of A.G. Edwards is set forth in the proxy statement for A.G. Edwards’ 2007 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on May 15, 2007. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger may be obtained by reading the proxy statement/prospectus regarding the proposed Merger when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated May 30, 2007, among Wachovia
Corporation, White Bird Holdings, Inc. and A.G. Edwards, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

A.G. EDWARDS, INC.

By: /s/ Douglas L. Kelly

Name: Douglas L. Kelly
Title: Chief Financial Officer

Date: June 5, 2007

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated May 30, 2007, among Wachovia
Corporation, White Bird Holdings, Inc. and A.G. Edwards, Inc.